UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 30, 2007
XENOPORT, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway
Santa Clara, California	95051
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 616-7200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 10.24
EXHIBIT 10.26

Section 5   Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Bonus Plan Adopted
On January 30, 2007, upon the recommendation of the compensation committee (the “Compensation Committee”) of the board of directors of XenoPort, Inc. (the “Company”), the board of directors of the Company (the “Board of Directors”) approved the XenoPort, Inc. Corporate Bonus Plan (the “Bonus Plan”). The purpose of the Bonus Plan is to: provide certain employees of the Company with incentives to achieve the highest level of individual and team performance and to meet or exceed specified goals, which contribute to the overall success of the Company; motivate participants to achieve both individual and Company objectives; and enable the Company to attract and retain high-quality employees.
The foregoing description of the Bonus Plan is qualified in its entirety by reference to the copy of the Bonus Plan attached hereto as Exhibit 10.24 and incorporated herein by reference.
2007 Salary Information for Named Executive Officers
On January 30, 2007, the Board of Directors approved, upon the recommendation of the Compensation Committee, annual salaries for 2007 for the Company’s “named executive officers” (as defined under applicable securities laws). The 2007 salary information for the named executive officers is set forth on Exhibit 10.26 to this Current Report on Form 8-K, which is incorporated herein by reference.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
10.24	XenoPort, Inc. Corporate Bonus Plan

10.26	2007 Executive Compensation Information

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XenoPort, Inc. (Registrant)
Dated: February 2, 2007	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and Chief Financial Officer

Exhibit Index

Exhibit	Description
10.24	XenoPort, Inc. Corporate Bonus Plan

10.26	2007 Executive Compensation Information